Exhibit 10.2

Execution Version

AMENDED AND RESTATED GUARANTY

This AMENDED AND RESTATED GUARANTY (as amended, restated, supplemented or otherwise modified, this “Guaranty”), dated as of April 24, 2020, is made by Watts Water Technologies, Inc., a Delaware corporation (the “Company”), the Subsidiaries of the Company set forth on the signature pages hereto (the “Initial Subsidiary Guarantors” and, together with the Company and any additional Subsidiaries of the Company that become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders pursuant to the Credit Agreement hereinafter defined.

PRELIMINARY STATEMENTS

WHEREAS, the Company, the other Borrowers party thereto, the financial institutions party thereto and the Administrative Agent have previously entered into that certain Credit Agreement, dated as of February 12, 2016 (as amended by the Amendment No. 1 to the Credit Agreement dated December 28, 2018 and as may be further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, certain Domestic Subsidiary Guarantors and the Administrative Agent have previously entered into that certain Guaranty, dated as of February 12, 2016 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Existing Guaranty”), in connection with the Existing Credit Agreement;

WHEREAS, the Company, the other Borrowers party thereto, the Lenders (as defined below) and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement in its entirety and in connection therewith have entered into that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, Watts EMEA Holding B.V., a private company with limited liability organized under the laws of The Netherlands (the “Initial Subsidiary Borrower”), certain Subsidiaries of the Company party thereto pursuant to Section 2.23 thereof (the “Subsidiary Borrowers” and, collectively with the Company and the Initial Subsidiary Borrower, the “Borrowers”), the lenders party thereto (the “Lenders”) and the Administrative Agent (capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Credit Agreement);

WHEREAS, the Company is the parent of each Subsidiary Borrower, and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to the Subsidiary Borrowers pursuant to the Credit Agreement;

WHEREAS, each Domestic Subsidiary Borrower is, with respect to the Company and each other Subsidiary Borrower, a direct or indirect Subsidiary thereof and/or commonly owned and controlled by the Company, and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to such other Borrowers pursuant to the Credit Agreement;

WHEREAS, each Domestic Subsidiary Guarantor is, with respect to each Borrower, a direct or indirect Subsidiary thereof and/or commonly owned and controlled by the Company, and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to the Borrowers pursuant to the Credit Agreement;

WHEREAS, the Domestic Subsidiaries of the Company party hereto as of the date hereof constitute the Material Domestic Subsidiaries of the Company as of the date hereof and shall be Domestic Subsidiary Guarantors hereunder;

WHEREAS, in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and other Loan Documents and to induce the Lenders to make the Loans and other financial accommodations as provided for in the Credit Agreement, the Company, each Domestic Subsidiary Borrower and each Domestic Subsidiary Guarantor (collectively, the “Domestic Guarantors”) have agreed to guarantee payment of the Obligations;

WHEREAS, each Domestic Guarantor party to the Existing Guaranty wishes to affirm its obligations under the terms of the Existing Guaranty with respect to amounts owed by the Borrowers under the Credit Agreement and all other Obligations owing from time to time by the Loan Parties, and desires to enter into this Guaranty in order to amend and restate the Existing Guaranty in its entirety; and

WHEREAS, it is the intention of the parties hereto that this Guaranty be merely an amendment and restatement of the Existing Guaranty and not constitute a novation of the obligations thereunder;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to provide the Loans and other financial accommodations under the Credit Agreement, it is agreed as follows:

1.	Reaffirmation and Guaranty. Each Domestic Guarantor party to the Existing Guaranty affirms its obligations under, and the terms and conditions of, the Existing Guaranty and agrees that such obligations remain in full force and effect and hereby ratified, reaffirmed and confirmed. Each Domestic Guarantor party to the Existing Guaranty acknowledges and agrees with the Administrative Agent that the Existing Guaranty is amended, restated and superseded in its entirety pursuant to the terms hereof. Furthermore, each Domestic Guarantor hereby, jointly and severally, absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations to the Administrative Agent, the Lenders, the Issuing Banks and the Affiliates of the foregoing to whom Obligations are owed, and the respective successors, endorsees, transferees and assigns of each of the foregoing (each a “Holder of Obligations” and collectively the “Holders of Obligations”) (including all renewals, extensions and modifications thereof and all costs, reasonable attorneys’ fees and expenses incurred by the Holders of Obligations in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations” (provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Domestic Guarantor of (or grant of security interest by any Domestic Guarantor to support, as applicable) any Excluded Swap Obligations of such Domestic Guarantor for purposes of determining any obligations of any Domestic Guarantor)). This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Domestic Guarantor under this Guaranty. Notwithstanding any provision herein contained to the contrary, each Domestic Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of: (a) the net amount of all Loans and other extensions of credit (including Letters of Credit) advanced to another Loan Party under the Credit Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, such Domestic Guarantor, plus interest thereon at the applicable rate specified in the Credit Agreement; or (b) the amount which could be claimed by the Administrative Agent and the Holders of Obligations from such Domestic Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code of the United States or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

2.	No Setoff or Deductions; Taxes. The Domestic Guarantors hereby represent, warrant and jointly and severally agree that, as of the date of this Guaranty, their obligations under this Guaranty are not subject to any offsets or defenses against the Administrative Agent or the Holders of Obligations or any other guarantor of the Guaranteed Obligations of any kind. The Domestic Guarantors further jointly and severally agree that their obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against the Administrative Agent or any Holder of Obligations or any other guarantor of the Guaranteed Obligations of any kind which may arise in the future. In accordance with Section 2.17 of the Credit Agreement, all payments required to be made by each Domestic Guarantor hereunder shall to the extent permitted by applicable Laws be made to the Holders of Obligations free and clear of, and without reduction or withholding for, any Taxes. If any Domestic Guarantor shall be required by the Code or any other applicable Law to deduct any Taxes from or in respect of any sum payable hereunder, (a) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable shall be increased as much as shall be necessary so that after such withholding or deduction has been made (including deductions applicable to additional sums payable under this Section 2) the Holders of Obligations receive an amount equal to the sum they would have received had no such deductions been made, (b) such Domestic Guarantor shall make such deductions as are determined to be required based upon the information and documentation received pursuant to Section 2.17(f) of the Credit Agreement, and (c) such Domestic Guarantor shall timely pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with the Code or such other applicable Law. Upon the request of the Administrative Agent, after the payment of such Taxes, each applicable Domestic Guarantor shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of such payment reasonably satisfactory to the Administrative Agent. Subject to Section 2.17(d) of the Credit Agreement, each Domestic Guarantor shall jointly and severally indemnify and, within ten (10) days after demand therefor, pay each Holder of Obligations for the full amount of Indemnified Taxes or Other Taxes paid by any Holder of Obligations in respect of any sum payable hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to any amounts payable under this Section 2 by any Holder of Obligations) and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted. Each Domestic Guarantor shall be entitled to the benefits of Section 2.17(g) as if it were a Borrower.

3.	No Termination. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. If at any time any payment of the principal of or interest on any Loan, Obligation or any other amount payable by the Borrower or any other party under the Credit Agreement, any Swap Contract, any Banking Services Agreement or any other Loan Document (including a payment effected through exercise of a right of setoff) is rescinded, or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Holder of Obligations in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. Payment by Domestic Guarantors shall be made to the Administrative Agent in immediately available funds in Dollars or, as applicable, such other currency in which the related Guaranteed Obligations are required to be paid pursuant to the Credit Agreement, and shall be credited and applied to the Guaranteed Obligations; provided that, if currency control or exchange regulations are imposed in the country which issues such currency with the result that such currency (the “Original Currency”) no longer exists or the relevant Domestic Guarantor is not able to make payment in such Original Currency, then all payments to be made by such Domestic Guarantor hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of payment) of such payment due, it being the intention of the parties hereto that each Domestic Guarantor takes all risks of the imposition of any such currency control or exchange regulations.

4.	Waiver of Notices. Each Domestic Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Domestic Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which such Domestic Guarantor might otherwise be entitled.

5.	Subrogation. No Domestic Guarantor shall exercise any right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Domestic Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Holders of Obligations and shall promptly be paid to the Administrative Agent and shall be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

6.	Indemnification. To the extent that any Domestic Guarantor shall make a payment under this Guaranty (any such payment, a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Domestic Guarantor, exceeds the amount that such Domestic Guarantor would otherwise have paid if each Domestic Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Domestic Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Domestic Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following the indefeasible payment in full of all Guaranteed Obligations and any other amounts payable under this Guaranty and the termination of any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations, such Domestic Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Domestic Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Domestic Guarantor Payment. As of any date of determination, the “Allocable Amount” of any Domestic Guarantor shall be equal to the excess of the fair saleable value of the property of such Domestic Guarantor over the total liabilities of such Domestic Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Domestic Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Domestic Guarantors as of such date in a manner to maximize the amount of such contributions. This Section 6 is intended only to define the relative rights of the Domestic Guarantors and nothing set forth in this Section 6 is intended to or shall impair the obligations of the Domestic Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty. The rights of the parties under this Section 6 shall be exercisable upon the full and indefeasible payment of all Guaranteed Obligations and any other amounts payable under this Guaranty and the termination of any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Domestic Guarantor or Domestic Guarantors to which such contribution and indemnification is owing.

7.	Waiver of Suretyship Defenses. Each Domestic Guarantor agrees that the Holders of Obligations may, at any time and from time to time, and without notice to the Domestic Guarantor, make any agreement with any Borrower or with any other person or entity liable on any of the Guaranteed Obligations for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations, or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of such Domestic Guarantor under this Guaranty. Each Domestic Guarantor waives any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of any Borrower, or any claim that such Domestic Guarantor’s obligations exceed or are more burdensome than those of any Borrower and waives the benefit of any statute of limitations affecting the liability of such Domestic Guarantor hereunder. Each Domestic Guarantor waives any right to enforce any remedy which any Holder of Obligations now has or may hereafter have against any Borrower and waives any benefit of and any right to participate in any security now or hereafter held by any Holder of Obligations.

8.	Exhaustion of Other Remedies Not Required. The obligations of each Domestic Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. Each Domestic Guarantor waives diligence by the Holders of Obligations and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring any Holder of Obligations to exhaust any right or remedy or to take any action against any Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against such Domestic Guarantor.

9.	Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the Administrative Agent or any other Holder of Obligations is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

10.	Subordination. Each Domestic Guarantor hereby subordinates the payment of all obligations and indebtedness of any Loan Party owing to such Domestic Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Loan Party to such Domestic Guarantor as subrogee of the Holders of Obligations or resulting from such Domestic Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. Upon the occurrence of, and during the continuation of, an Event of Default, if the Administrative Agent, on behalf of the Holders of Obligations, so requests, any such obligation or indebtedness of any Loan Party to such Domestic Guarantor shall be enforced and performance received by such Domestic Guarantor as trustee for the Holders of Obligations and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations and shall be credited and applied to the Guaranteed Obligations, whether matured or unmatured, but without reducing or affecting in any manner the liability of any Domestic Guarantor under this Guaranty.

11.	Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of any Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by each Domestic Guarantor immediately upon demand by the Administrative Agent.

12.	Expenses. Each Domestic Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Holders’ of Obligations rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Holders of Obligations in any case commenced by or against such Domestic Guarantor under Chapter 11 of the Bankruptcy Code of the United States or any similar or successor statute. The obligations of each Domestic Guarantor under the preceding sentence shall survive termination of this Guaranty.

13.	Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and each Domestic Guarantor.

14.	No Waiver; Enforceability. No failure by the Holders of Obligations to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. The obligations hereunder shall not be affected, limited or impaired by any acts of any legislative body or governmental authority affecting any Borrower, including but not limited to, any restrictions on or regarding the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property, or by any economic, political, regulatory or other events in the countries where such Borrower is located.

15.	Binding Effect; Assignment. This Guaranty shall (a) subject to Section 9.14 of the Credit Agreement, bind each Domestic Guarantor and its successors and assigns; provided, that no Domestic Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of each Lender (and any attempted assignment without such consent shall be void) and (b) inure to the benefit of the Administrative Agent and the Holders of Obligations and their respective successors and assigns and any Holder of Obligations may, subject to the terms and conditions of the Credit Agreement, without notice to the Domestic Guarantor and without affecting the Domestic Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part. Each Domestic Guarantor agrees that the Administrative Agent or any Holder of Obligations may, subject to the terms and conditions of the Credit Agreement, disclose to any prospective purchaser of all or part of the Guaranteed Obligations any and all information in such Person’s possession concerning such Domestic Guarantor, this Guaranty and any security for this Guaranty.

16.	Condition of the Borrowers. Each Domestic Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower such information concerning the financial condition, business and operations of such Borrower as such Domestic Guarantor requires, and that neither the Administrative Agent nor any Holder of Obligations has any duty, and such Domestic Guarantor is not relying on any Holder of Obligations at any time, to disclose to such Domestic Guarantor any information relating to the business, operations or financial condition of any Borrower.

17.	Setoff. If and to the extent any payment is not made when due hereunder, each Holder of Obligations and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Holder of Obligations or any such Affiliate to or for the credit or the account of any Domestic Guarantor against any and all of the obligations of such Domestic Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Holder of Obligations, irrespective of whether or not such Holder of Obligations shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Domestic Guarantor may be contingent or unmatured or are owed to a branch or office of such Holder of Obligations different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Holder of Obligations and their respective Affiliates under this Section 17 are in addition to other rights and remedies (including other rights of setoff) that such Holder of Obligations or its respective Affiliates may have. Each Holder of Obligations agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

18.	Representations and Warranties. Each Domestic Guarantor represents and warrants that:

(a)               Such Domestic Guarantor (i) is duly organized or formed and validly existing and (ii) is in good standing (to the extent such concept is applicable to such entity), in each case under the Laws of the jurisdiction of its incorporation or organization;

(b)               Such Domestic Guarantor has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Guaranty; and

(c)               The making and performance of this Guaranty by such Domestic Guarantor have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Domestic Guarantor’s Organization Documents; (ii) result in the creation of any Lien under (x) any Contractual Obligation to which such Domestic Guarantor is a party or affecting such Domestic Guarantor or the properties of such Domestic Guarantor or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Domestic Guarantor or its property is subject; (iii) conflict with or result in any breach or contravention of, or require any payment to be made under (x) any material Contractual Obligation to which such Domestic Guarantor is a party or affecting such Domestic Guarantor or the properties of such Domestic Guarantor or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any material arbitral award to which such Domestic Guarantor or its property is subject; or (iv) violate in any material respect any Law;

except in each case referred to in clause (a)(ii) or (b)(i) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

19.	Foreign Currency. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the applicable Guaranteed Obligations are denominated (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the Exchange Rate for the purchase of the Obligations Currency with the Judgment Currency. Each Domestic Guarantor shall indemnify the Holders of Obligations and hold the Holders of Obligations harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by any Domestic Guarantor. If the Administrative Agent so notifies the Domestic Guarantors in writing, at the Administrative Agent’s sole and absolute discretion, payments under this Guaranty shall be the Dollar Amount of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made.

20.	Further Assurances. Each Domestic Guarantor agrees, upon the written request of the Administrative Agent, to execute and deliver to the Administrative Agent, from time to time, any additional instruments or documents reasonably considered necessary by Administrative Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

21.	Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement, with respect to the Administrative Agent at its notice address therein and with respect to any Domestic Guarantor at the address set forth for the Company in the Credit Agreement or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent as provided for in the Credit Agreement.

22.	GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23.	SUBMISSION TO JURISDICTION. EACH DOMESTIC GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR NEW YORK STATE COURT, AS THE CASE MAY BE. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY DOMESTIC GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

24.	WAIVER OF VENUE; SERVICE OF PROCESS. EACH DOMESTIC GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 23. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 21. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

25.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 25.

26.	Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

27.	Additional Domestic Guarantors. Certain Subsidiaries of the Company shall be required to become, and the Company will promptly cause each such Subsidiary to become, in accordance with the Credit Agreement, a Guarantor and be made a party to this Guaranty pursuant to this Section by the execution and delivery by the Administrative Agent and such Subsidiary of a supplement in the form of Annex I hereto and such additional documentation and legal opinions as the Administrative Agent may reasonably request. The execution and delivery of any such instrument shall not require the consent of any Domestic Guarantor hereunder. The rights and obligations of each Domestic Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Domestic Guarantor as a party to this Guaranty. Notwithstanding anything to the contrary in this Guaranty and pursuant to Section 5.14(c) of the Credit Agreement, no (x) Foreign Subsidiary that is a CFC, (y) Subsidiary substantially all of the assets of which consist of Equity Interests or securities in one or more Foreign Subsidiaries that are CFCs, so long as such Subsidiary does not conduct any business or activities other than the ownership of such Equity Interests and/or securities and does not incur and is not otherwise liable for any Indebtedness or other liabilities or (z) Subsidiary whose Equity Interests are beneficially owned directly or indirectly by a Foreign Subsidiary that is a CFC, shall be required to become a Domestic Guarantor.

28.	Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

29.	Termination of Domestic Guarantors.

(a)               The obligations of any Domestic Guarantor under this Guaranty shall automatically terminate in accordance with Section 9.14 of the Credit Agreement.

(b)               Pursuant to Section 9.14(c) of the Credit Agreement, the Administrative Agent hereby (i) acknowledges and confirms that the Guaranty by Watts Water Quality and Conditioning Products, LLC (formerly known as Watts Water Quality and Conditioning Products, Inc. (“Watts Quality”)), pursuant to the Existing Guaranty is terminated as of the date hereof, and (ii) releases Watts Quality from all of its duties and obligations under the Existing Guaranty and the Credit Agreement, in accordance with Section 9.14 of the Credit Agreement and all other related provisions, from the date of this Guaranty. Except as otherwise expressly set forth herein with respect to Watts Quality, this section does not release any Guaranty in respect of any other Domestic Guarantor pursuant to the Credit Agreement or this Guaranty.

30.	Amendment and Restatement; No Novation of Existing Guaranty. Each of the Domestic Guarantors party to the Existing Guaranty acknowledges and agrees with the Administrative Agent that this Guaranty is in no way intended to constitute a novation of any obligations owed by the Domestic Guarantors to the Administrative Agent under the Existing Guaranty and affirms its duties and obligations under the terms and conditions of the Existing Guaranty, and agrees that its guaranty of the repayment of the Borrower’s obligations outstanding under the Existing Credit Agreement, as amended and restated as of the date hereof by the Credit Agreement, remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Neither the execution, delivery and acceptance of this Guaranty nor any of the terms, covenants, conditions or other provisions set forth herein are intended, nor shall they be deemed or construed, to effect a novation of any liens or indebtedness under the Existing Guaranty or to pay, extinguish, release, satisfy or discharge (i) all or any part of the indebtedness evidenced by the Existing Guaranty, (ii) the liability of any Person under the Existing Guaranty or the other “Loan Documents” executed and delivered in connection therewith, or (iii) the liability of any Person with respect to the Existing Guaranty or any indebtedness or other obligations evidenced thereby.

31.	Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Domestic Guarantor to honor all of its obligations under this Guaranty in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 31 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 31 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 31 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 31 constitute, and this Section 31 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Domestic Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Domestic Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

wATTS WATER TECHNOLOGIES, INC.

By:	/s/ Timothy M. Macphee
Name: Timothy M. Macphee
Title: Vice President and Treasurer

Signature Page to Guaranty

INITIAL SUBSIDIARY GUARANTORS:

WATTS REGULATOR CO.

By:	/s/ Timothy M. Macphee
Name: Timothy M. Macphee
Title: Vice President and Treasurer

DORMONT MANUFACTURING COMPANY

By:	/s/ Timothy M. Macphee
Name: Timothy M. Macphee
Title: Vice President and Treasurer

PVI INDUSTRIES, LLC

By:	/s/ Timothy M. Macphee
Name: Timothy M. Macphee
Title: Vice President and Treasurer

AERCO International, Inc.

By:	/s/ Timothy M. Macphee
Name: Timothy M. Macphee
Title: Vice President and Treasurer

Signature Page to Guaranty

ACKNOWLEDGED AND AGREED:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

Signature Page to Guaranty

ACKNOWLEDGED AND AGREED
SOLELY FOR PURPOSES OF CONSENTING TO
THE AMENDMENT AND RESTATEMENT
OF THE EXISTING GUARANTY:

WATTS WATER QUALITY AND CONDITIONING
PRODUCTS, LLC, formerly known as

WATTS WATER QUALITY AND

CONDITIONING PRODUCTS, INC.

By:	/s/ Timothy M. Macphee
Name: Timothy M. Macphee
Title: Vice President and Treasurer

Signature Page to Guaranty